                                                             Exhibit No. EX-99.b

                                               Approved as of December 17, 1998
                                         Amended and Restated as of May 19, 2005

                          AMENDED AND RESTATED BY-LAWS
                                       OF
                          DELAWARE GROUP EQUITY FUNDS I
                           A Delaware Statutory Trust

                                    ARTICLE I
                                     OFFICES

     Section 1. PRINCIPAL  OFFICE.  The principal  executive  office of Delaware
Group Equity Funds I (the "Trust") shall be One Commerce  Square,  Philadelphia,
Pennsylvania,  19103.  The board of trustees (the "Board of Trustees") may, from time to time, change the location of the principal executive office of the Trust to any place within or outside the State of Delaware.

     Section 2. OTHER  OFFICES.  The Board of Trustees may at any time establish branch or subordinate  offices at any place or places where the Trust intends to do business.

                                   ARTICLE II
                            MEETINGS OF SHAREHOLDERS

     Section 1. PLACE OF MEETINGS. Meetings of shareholders shall be held at any place  within  or  outside  the  State of  Delaware  designated  by the Board of
Trustees.  In the  absence  of any such  designation  by the Board of  Trustees, shareholders'  meetings shall be held at the principal  executive  office of the
Trust. For purposes of these Amended and Restated  By-Laws (the "By-Laws"),  the term "shareholder" shall mean a record owner of shares of the Trust.

     Section 2. CALL OF MEETING.  A meeting of the shareholders may be called at any time by the Board of Trustees,  the  Chairperson (as defined under Section 3 of Article  III  herein) or by the  President  (as  defined  under  Section 1 of
Article V herein).  If the Trust is required under the Investment Company Act of
1940,  as amended (the "1940  Act"),  to hold a  shareholders'  meeting to elect trustees,  the  meeting  shall be deemed an "annual  meeting"  for that year for purposes of the 1940 Act.

     Section 3.  NOTICE OF  SHAREHOLDERS'  MEETING.  All  notices of meetings of shareholders  shall be sent or otherwise  given, in accordance with Section 4 of this  Article,  not less than seven (7) nor more than  one-hundred  twenty (120)
days before the date of the  meeting.  The notice  shall  specify (i) the place, date and hour of the meeting,  and (ii) the general nature of the business to be transacted.  The notice of any meeting at which  trustees are to be elected also shall include the name of any nominee or nominees whom at the time of the notice are intended to be presented for election.  Except with respect to  adjournments as provided  herein,  no business shall be transacted at such meeting other than that specified in the notice.

     Section 4.  MANNER OF GIVING  NOTICE;  AFFIDAVIT  OF NOTICE.  Notice of any
meeting of shareholders shall be given either personally or by first-class mail,
courier  or   telegraphic,   facsimile,   electronic   mail  or  other   written
communication,  charges prepaid,  addressed to the shareholder at the address of that  shareholder  appearing on the books of the Trust or its transfer  agent or given by the  shareholder  to the Trust for the  purpose of  notice.  If no such address appears on the Trust's books or is given, notice shall be deemed to have been  given  if  sent to that  shareholder  by  first-class  mail,  courier,  or telegraphic,  facsimile,  electronic mail or other written  communication to the
Trust's principal executive office. Notice shall be deemed to have been given at the time when delivered  personally or deposited in the mail,  with a courier or sent  by  telegram,  facsimile,  electronic  mail  or  other  means  of  written communication.

     If any notice addressed to a shareholder at the address of that shareholder appearing  on the books of the Trust is returned to the Trust marked to indicate that the notice to the  shareholder  cannot be  delivered at that  address,  all future  notices  or  reports  shall be deemed to have  been duly  given  without further mailing,  or substantial  equivalent  thereof,  if such notices shall be available  to the  shareholder  on  written  demand  of the  shareholder  at the principal  executive  office of the Trust for a period of one year from the date of the giving of the notice.

     An  affidavit  of the  mailing  or other  means of giving any notice of any shareholders' meeting shall be executed by the secretary, assistant secretary or any  transfer  agent of the  Trust  giving  the  notice  and  shall be filed and maintained in the records of the Trust.  Such affidavit shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

     Section 5. ADJOURNED MEETING; NOTICE. Any shareholders' meeting, whether or not a quorum is  present,  may be  adjourned  from time to time (and at any time during  the  course of the  meeting)  by a  majority  of the votes cast by those shareholders  present  in  person  or by  proxy,  or by the  chairperson  of the meeting.  Any adjournment may be with respect to one or more proposals,  but not necessarily  all  proposals,  to be voted or acted upon at such  meeting and any adjournment will not delay or otherwise affect the effectiveness and validity of a vote or other action taken at a shareholders' meeting prior to adjournment.

     When any  shareholders'  meeting is  adjourned  to  another  time or place, notice need not be given of the adjourned  meeting at which the  adjournment  is taken,  unless a new record date of the adjourned meeting is fixed or unless the adjournment  is for more than one hundred eighty (180) days from the record date set for the original  meeting,  in which case the Board of Trustees  shall set a new record date. If notice of any such adjourned meeting is required pursuant to the preceding sentence, it shall be given to each shareholder of record entitled to vote at the adjourned meeting in accordance with the provisions of Sections 3 and 4 of this  Article.  At any  adjourned  meeting,  the Trust may transact any business that might have been transacted at the original meeting.

     Section 6.  VOTING.  The  shareholders  entitled  to vote at any meeting of shareholders  shall be  determined  in  accordance  with the  provisions  of the
Declaration of Trust, as in effect at such time. The  shareholders'  vote may be by voice vote or by ballot;  provided,  however,  that any election for trustees must be by ballot if demanded by any shareholder before the voting has begun.

     Abstentions  and  broker   non-votes  will  be  included  for  purposes  of
determining whether a quorum is present at a shareholders' meeting.  Abstentions and  broker  non-votes  will be  treated  as votes  present  at a  shareholders'
meeting,  but  will  not be  treated  as  votes  cast.  Abstentions  and  broker non-votes, therefore, will have no effect on proposals which require a plurality or majority of votes cast for approval,  but will have the same effect as a vote
"against" on proposals requiring a majority of outstanding voting securities for approval.

     Unless  otherwise  determined  by the  Board  of  Trustees  at the  time it approves an action to be submitted to the shareholders for approval, shareholder approval of an action  shall  remain in effect  until such time as the  approved action is implemented or the shareholders vote to the contrary.  Notwithstanding the  foregoing,  an agreement of merger or  consolidation  may be  terminated or amended  notwithstanding  prior  approval if so authorized by such  agreement of merger or consolidation pursuant to Section 3815 of the Delaware Statutory Trust
Act ("DSTA").

     Section 7. WRITTEN  ACTION.  Any action that might be taken at a meeting of the  shareholders  may be  taken  without  a  meeting  in  accordance  with  the provisions of the Trust's  Agreement and Declaration of Trust, as may be amended from time to time.

     Section  8.  WAIVER OF  NOTICE  BY  CONSENT  OF  ABSENT  SHAREHOLDERS.  The
transactions  of a meeting  of  shareholders,  however  called and  noticed  and wherever held, shall be valid as though  transacted at a meeting duly held after regular  call and  notice if a quorum be  present  either in person or by proxy.
Attendance  by a person at a meeting  shall also  constitute  a waiver of notice with respect to that person of that meeting,  except when the person  objects at the  beginning of the meeting to the  transaction  of any  business  because the meeting is not lawfully  called or convened and except that such  attendance  is not a waiver of any right to object to the consideration of matters not included in the  notice  of the  meeting  if  that  objection  is  expressly  made at the beginning of the meeting.  Whenever  notice of a meeting is required to be given to a shareholder  under the  Declaration  of Trust or these  By-Laws,  a written waiver thereof,  executed before or after the meeting by such shareholder or his or her attorney thereunto  authorized and filed with the records of the meeting, shall be deemed equivalent to such notice.

     Section 9. PROXIES.  Every shareholder  entitled to vote for trustees or on any  other  matter  shall  have the right to do so either in person or by one or more agents  authorized by a written proxy signed by the  shareholder  and filed with  the  secretary  of the  Trust.  A proxy  shall  be  deemed  signed  if the shareholder's  name  is  placed  on the  proxy  (whether  by  manual  signature, typewriting, telegraphic transmission,  electronic transmission or otherwise) by the shareholder or the shareholder's attorney-in-fact.  A validly executed proxy which does not state that it is  irrevocable  shall  continue  in full force and effect unless (i) revoked by the  shareholder  executing it by a written  notice delivered  to  the  Trust  prior  to  the  exercise  of  the  proxy  or  by  the shareholder's  execution of a subsequent  proxy or attendance and vote in person at the  meeting;  or (ii)  written  notice  of the  death or  incapacity  of the shareholder  is  received  by the Trust  before  the  proxy's  vote is  counted;
provided,  however,  that no proxy shall be valid after the expiration of eleven
(11) months from the date of the proxy unless  otherwise  provided in the proxy.
The revocability of a proxy that states on its face that it is irrevocable shall be governed by the  provisions  of the General  Corporation  Law of the State of
Delaware.

     With respect to any shareholders'  meeting, the Trust may accept proxies by electronic  transmission  (as defined in the DSTA) or telephonic,  computerized, telecommunications  or any other  reasonable  alternative  to the execution of a written  instrument  authorizing  the proxy to act,  provided the  shareholder's authorization is received within eleven (11) months before the meeting.  A proxy with respect to shares held in the name of two or more Persons shall be valid if executed  by any one of them  unless  at or prior to  exercise  of the proxy the
Trust receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a shareholder shall be deemed valid  unless  challenged  at or prior to its exercise and the burden of proving invalidity shall rest with the challenger.

     Section 10. INSPECTORS OF ELECTION. Before any meeting of shareholders, the
Board of  Trustees  or the  appropriate  officers  of the Trust may  appoint any person  other than  nominees  for office to act as  inspector of election at the meeting or its  adjournment.  If no inspector of election is so  appointed,  the chairperson  of the  meeting  may,  and on the request of any  shareholder  or a shareholder's  proxy shall,  appoint an inspector of election at the meeting. If any person  appointed as  inspector  fails to appear or fails or refuses to act, the  chairperson of the meeting may, and on the request of any  shareholder or a shareholder's proxy shall, appoint a person to fill the vacancy.

     The inspector shall:

     (a)  determine  the number of shares  outstanding  and the voting  power of each, the shares  represented at the meeting,  the existence of a quorum and the authenticity, validity and effect of proxies;

     (b) receive votes, ballots or consents;

     (c) hear and determine all  challenges  and questions in any way arising in connection with the right to vote;

     (d) count and tabulate all votes or consents;

     (e) determine when the polls shall close;

     (f) determine the result; and

     (g) do any other acts that may be proper to conduct  the  election  or vote with fairness to all shareholders.

                                   ARTICLE III
                                    TRUSTEES

     Section 1. POWERS.  Subject to the applicable provisions of the Declaration of Trust and these By-Laws  relating to action requiring  shareholder  approval, the  business  and affairs of the Trust shall be managed and all powers shall be exercised by or under the direction of the Board of Trustees.

     Section 2.  NUMBER OF  TRUSTEES.  The number of trustees  constituting  the
Board of Trustees shall be determined as set forth in the Declaration of Trust.

     Section 3.  CHAIRPERSON.  The Board of Trustees may elect a chairperson for
the  purpose  of   presiding   at  meetings  of  the  Board  of  Trustees   (the
"Chairperson"). The Chairperson shall exercise and perform such other powers and duties as may be from time to time assigned to the  Chairperson  by the Board of
Trustees or prescribed by the By-Laws.  The  Chairperson may delegate his or her powers and duties to the  trustees or officers of the Trust that he or she deems appropriate,  provided that such delegation is consistent with applicable  legal and regulatory requirements.

     Section 4. VACANCIES. Vacancies in the Board of Trustees may be filled by a majority of the  remaining  trustees,  though  less than a quorum,  or by a sole remaining trustee,  unless the Board of Trustees calls a meeting of shareholders for the purpose of filling such vacancies.  Notwithstanding the above,  whenever and for so long as the Trust is a  participant  in or otherwise  has in effect a plan under which the Trust may be deemed to bear  expenses of  distributing  its shares as that  practice is described in Rule 12b-1 under the 1940 Act, then the selection and nomination of the trustees who are not "interested persons" of the
Trust,  as that term is  defined  in the 1940 Act (the  "Independent  Trustees")
shall be, and is, committed to the discretion of the Independent Trustees.

          In the event that all trustee  offices  become  vacant,  an authorized officer of Delaware  Management  Company,  a series of Delaware  Management
     Business  Trust,  or any  successor  entity  thereto or  affiliate  thereof serving as investment  adviser to the Trust  ("DMC"),  on behalf DMC, shall serve as the sole  remaining  trustee  effective  upon the  vacancy  in the office of the last trustee.  In such case, such officer of DMC, as the sole remaining trustee, shall, as soon as practicable, fill all of the vacancies on the Board of  Trustees;  provided,  however,  that,  upon  filling  such vacancies,  the percentage of trustees who are Independent  Trustees of the
     Trust shall be no less than that required by the 1940 Act. Thereupon,  such officer of DMC shall  resign as trustee  and a meeting of the  shareholders shall be called, as required by the 1940 Act, for the election of trustees.

          Whenever a vacancy in the Board of Trustees  shall occur (by reason of death,  resignation,  removal,  an  increase  in the  authorized  number of trustees or other cause),  until such vacancy is filled as provided  herein or the number of authorized trustees  constituting the Board of Trustees is decreased  pursuant to Article IV,  Section 1 of the  Declaration of Trust,
     the  trustee(s)  then in office,  regardless of the number and even if less than a quorum,  shall have all the powers  granted to the Board of Trustees and shall  discharge  all the duties  imposed upon the Board of Trustees by
     the   Declaration  of  Trust  and  these  By-Laws  as  though  such  number constitutes the entire Board of Trustees.

          Section 5. PLACE OF MEETINGS AND MEETINGS BY  TELEPHONE.  All meetings of the Board of  Trustees  may be held at any place  within or outside  the
     State of Delaware that has been  designated from time to time by resolution of the Board of  Trustees.  In the absence of such a  designation,  regular meetings shall be held at the principal  executive office of the Trust. Any meeting, regular or special, may be held by conference telephone or similar communication  equipment,  so long  as all  trustees  participating  in the meeting can hear one another,  and all such trustees  shall be deemed to be present in person at the meeting.

          Section 6. REGULAR MEETINGS. Regular meetings of the Board of Trustees shall be held without call at such time as shall from time to time be fixed by the Board of Trustees. Such regular meetings may be held without notice.

          Section 7. SPECIAL MEETINGS. Special meetings of the Board of Trustees for any purpose or purposes  may be called at any time by the  Chairperson, the President  (as defined  under Section 1 of Article V herein),  any vice president, the secretary or any two (2) trustees.

          Notice of the time and place of special  meetings  shall be  delivered personally  or by telephone to each  trustee or sent by  first-class  mail, courier or telegram,  charges prepaid,  or by facsimile or electronic mail, addressed to each trustee at that  trustee's  address as it is shown on the records of the Trust.  In case the notice is mailed,  it shall be deposited in the United  States  mail at least  seven (7) days before the time of the holding of the  meeting.  In case the notice is  delivered  personally,  by telephone,  by  courier,  to the  telegraph  company,  or by express  mail, facsimile,  electronic  mail or similar  service,  it shall be delivered at least forty-eight (48) hours before the time of the holding of the meeting.
     Any oral notice given personally or by telephone may be communicated either to the  trustee or to a person at the office of the  trustee who the person giving the notice has reason to believe will promptly communicate it to the trustee.  The notice need not specify the purpose of the meeting or, if the meeting is to be held at the principal  executive  office of the Trust, the place of the meeting.

          Section 8.  QUORUM.  A majority of the  authorized  number of trustees shall  constitute  a quorum  for the  transaction  of  business,  except to adjourn as  provided in Section 11 of this  Article.  Every act or decision done or made by a majority of the  trustees  present at a meeting duly held at which a quorum is present  shall be  regarded as the act of the Board of
     Trustees,  subject to the provisions of the Declaration of Trust. A meeting at which a quorum is initially  present may  continue to transact  business notwithstanding  the withdrawal of trustees if any action taken is approved by at least a majority of the required quorum for that meeting.

          Section 9. WAIVER OF NOTICE.  Notice of any meeting  need not be given to any  trustee  who  either  before or after the  meeting  signs a written waiver of notice,  a consent to holding the meeting,  or an approval of the minutes.  The waiver of notice or consent  need not  specify the purpose of the meeting. All such waivers,  consents, and approvals shall be filed with the  records  of the Trust or made a part of the  minutes  of the  meeting.
     Notice of a meeting  shall also be deemed  given to any trustee who attends the meeting without protesting before or at its commencement about the lack of notice to that trustee.

          Section 10. ACTION BY WRITTEN  CONSENT IN LIEU OF MEETINGS.  Except as
     required  by law,  including  the 1940 Act and the  rules  and  regulations thereunder, on any matter required or permitted to be voted on by the Board of Trustees or a committee of the Board of Trustees,  the Board of Trustees or committee thereof may take such action without a meeting,  without prior notice and without a vote,  if a consent or  consents  in writing,  setting forth the action so taken,  shall be signed by the Trustees having not less than the minimum  number of votes that would be  necessary  to authorize or take such  action  at a meeting  at which  all  Trustees  entitled  to vote thereon were present and voted.

          Section 11. ADJOURNMENT.  A majority of the trustees present,  whether or not  constituting  a quorum,  may  adjourn  any matter at any meeting to another time and place.

          Section  12.  NOTICE OF  ADJOURNMENT.  Notice of the time and place of holding  an  adjourned  meeting  need not be given  unless  the  meeting is adjourned  for more than seven (7) days,  in which case  notice of the time and place shall be given  before the time of the  adjourned  meeting to the trustees who were present at the time of the adjournment.

          Section 13. FEES AND COMPENSATION OF TRUSTEES. Trustees and members of committees  may receive such  compensation,  if any, for their services and such  reimbursement of expenses as may be fixed or determined by resolution of the  Board of  Trustees.  This  Section  13 shall  not be  construed  to preclude  any trustee  from  serving the Trust in any other  capacity as an officer, agent, employee, or otherwise and receiving compensation for those services.

          Section 14. TRUSTEE EMERITUS.  Upon retirement of a trustee, the Board of Trustees  may elect him or her to the  position of Trustee  Emeritus.  A
     Trustee Emeritus shall serve for one year and may be reelected by the Board of Trustees from year to year  thereafter.  Any person serving as a Trustee
     Emeritus  shall  not vote at  meetings  of  trustees  and shall not be held responsible  for actions of the Board of Trustees  but shall  receive  fees paid to trustees for serving as such.

                                   ARTICLE IV
                                   COMMITTEES

          Section 1.  COMMITTEES  OF  TRUSTEES.  The Board of  Trustees  may, by
     resolution  adopted by a majority  of the  authorized  number of  trustees, designate  one or  more  committees,  each  consisting  of two  (2) or more trustees,  to serve at the pleasure of the Board of Trustees.  The Board of
     Trustees may  designate  one or more  trustees as alternate  members of any committee  who  may  replace  any  absent  member  at  any  meeting  of the committee.  Any committee to the extent  provided in the  resolution of the
     Board of  Trustees,  shall  have the  authority  of the Board of  Trustees, except with respect to:

          (a) the approval of any action which under the Declaration of Trust or applicable law also requires shareholders' approval or requires approval by a majority of the entire Board of Trustees or certain members of said Board of Trustees;

          (b) the  filling  of  vacancies  on the  Board of  Trustees  or in any committee;

          (c) the fixing of  compensation  of the  trustees  for  serving on the
     Board of Trustees or on any committee;

          (d) the  amendment  or  repeal of the  Declaration  of Trust or of the
     By-Laws or the adoption of new By-Laws;

          (e) the amendment or repeal of any resolution of the Board of Trustees which by its express terms is not so amendable or repealable; or

          (f) the  appointment of any other  committees of the Board of Trustees or the members of these committees.

          Section 2. MEETINGS AND ACTION OF  COMMITTEES.  Meetings and action of any committee  shall be governed by and held and taken in  accordance  with the  provisions of Article III of these  By-Laws,  with such changes in the context  thereof as are  necessary  to  substitute  the  committee  and its members for the Board of Trustees and its members,  except that the time of regular meetings of any committee may be determined either by resolution of the Board of Trustees or by resolution of the committee.  Special  meetings of any committee may also be called by resolution of the Board of Trustees, and notice of special  meetings of any committee shall also be given to all alternate  members  who shall have the right to attend all  meetings of the committee.  The Board of Trustees may adopt rules for the government of any committee not inconsistent with the provisions of these By-Laws.

                                    ARTICLE V
                                    OFFICERS

          Section 1.  OFFICERS.  The  officers of the Trust shall be a president
     and  chief  executive  officer  (the  "President"),   a  secretary,  and  a
     treasurer.  The  Trust may also  have,  at the  discretion  of the Board of
        Trustees, one or more vice presidents, one or more assistant vice presidents,  one or  more  assistant  secretaries,  one or  more  assistant treasurers,  and such other officers as may be appointed in accordance with the  provisions of Section 3 of this Article.  Any number of offices may be held  by the  same  person,  except  the  offices  of  President  and  vice president.

          Section 2. ELECTION OF OFFICERS.  The officers of the Trust designated in Section 1 of this Article shall be chosen by the Board of Trustees,  and each shall serve at the pleasure of the Board of  Trustees,  subject to the rights, if any, of an officer under any contract of employment.

          Section 3. SUBORDINATE OFFICERS. The Board of Trustees may appoint and may empower the  Chairperson  and/or the  President  to appoint  such other officers as the business of the Trust may require,  each of whom shall hold office for such period,  have such authority and perform such duties as are provided in these By-Laws or as the Board of Trustees may from time to time determine.

          Section 4. REMOVAL AND RESIGNATION OF OFFICERS. Subject to the rights, if any, of an officer under any contract of employment,  any officer may be removed,  either  with or without  cause,  by the Board of  Trustees at any regular or special meeting of the Board of Trustees,  or by an officer upon whom such power of removal may be conferred by the Board of Trustees.

          Any  officer  may resign at any time by giving  written  notice to the
     Trust. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice;  and unless otherwise specified in that notice,  the acceptance of the  resignation  shall not be necessary to make it effective. Any resignation is without prejudice to the rights,  if any, of the Trust under any  contract to which the officer is a party.

          Section 5.  VACANCIES IN OFFICES.  A vacancy in any office  because of death,  resignation,  removal,  disqualification  or other  cause  shall be filled in the manner prescribed in these By-Laws for regular appointment to that office.

          Section 6. PRESIDENT.  Subject to such supervisory  powers, if any, as may be given by the Board of Trustees  to the  Chairperson,  the  President
     shall be the chief executive officer of the Trust and shall, subject to the control of the Board of Trustees,  have general supervision,  direction and control of the business and the officers of the Trust.  The President shall have the  general  powers and duties of  management  usually  vested in the office of president of a  corporation  and shall have such other powers and duties as may be prescribed by the Board of Trustees or these By-Laws.

          Section  7. VICE  PRESIDENTS.  In the  absence  or  disability  of the
     President,  vice  presidents,  in the order as  determined  by the Board of
     Trustees,  shall  succeed to all of the duties of the President and when so acting shall have all powers of and be subject to all the restrictions upon the President until the President's  return, or until such disability shall be  removed or until a new  President  shall  have been  elected.  The vice presidents  shall have such other  powers and perform  such other duties as from time to time may be prescribed for them  respectively  by the Board of
     Trustees, the Chairperson, the President or these By-Laws.

          Section 8. SECRETARY.  The secretary shall keep or cause to be kept at the  principal  executive  office of the Trust,  or such other place as the
     Board of Trustees may direct, a book of minutes of all meetings and actions of trustees,  committees of trustees and  shareholders,  which shall record the time and place of such meetings,  designation of whether such a meeting is regular or special,  the names of those present at trustees' meetings or committee meetings, and a summary of the proceedings.

          The secretary shall cause to be kept at the principal executive office of the Trust, or at the office of the Trust's  transfer agent or registrar, a share  register or a duplicate  share  register  showing the names of all shareholders and their addresses,  the number, series and classes of shares held by each, the number and date of  certificates  issued for the same and the number and date of  cancellation of every  certificate  surrendered for cancellation.

          The  secretary  shall give or cause to be given notice of all meetings of the shareholders and of the Board of Trustees  required by these By-Laws or by  applicable  law to be given and shall  have such  other  powers  and perform such other duties as may be  prescribed by the Board of Trustees or by these By-Laws.

          Section 9.  TREASURER.  The treasurer shall keep and maintain or cause to be kept and  maintained  adequate  and  correct  books  and  records  of accounts  of  the  properties  and  business  transactions  of  the  Trust, including  accounts of its assets,  liabilities,  receipts,  disbursements, gains, losses, capital,  retained earnings and shares. The books of account shall at all reasonable times be open to inspection by any trustee.

          The treasurer shall deposit all monies and other valuables in the name and to the credit of the Trust with such  depositories as may be designated by the Board of Trustees.  He or she shall  disburse the funds of the Trust as may be ordered by the Board of Trustees,  shall render to the  President and  trustees,  whenever  they  request it, an account of all of his or her transactions  as treasurer and of the financial  condition of the Trust and shall have other powers and perform such other duties as may be  prescribed by the Board of Trustees or these By-Laws.

                                   ARTICLE VI
                     INDEMNIFICATION OF TRUSTEES, OFFICERS,
                                                 EMPLOYEES AND OTHER AGENTS

          Section 1. AGENTS,  PROCEEDINGS AND EXPENSES.  For the purpose of this
     Article,  "agent"  means  any  person  who  is or was a  trustee,  officer, employee  or other  agent of this Trust or is or was serving at the request of the Trust as a trustee, director,  officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise  or was a trustee,  director,  officer,  employee  or agent of a foreign  or  domestic  corporation  which  was  a  predecessor  of  another enterprise at the request of such predecessor  entity;  "proceeding"  means any threatened,  pending or completed action or proceeding,  whether civil, criminal,  administrative or investigative; and "expenses" includes without limitation  attorneys'  fees and any  expenses of  establishing  a right to indemnification under this Article.

          Section 2. ACTIONS OTHER THAN BY TRUST.  The Trust shall indemnify any person  who was or is a party  or is  threatened  to be made a party to any proceeding (other than an action by or in the right of the Trust) by reason of the fact  that  such  person  is or was an agent of the  Trust,  against expenses,  judgments,  penalties,  fines,  settlements  and  other  amounts actually and reasonably incurred in connection with such proceeding if such person  acted in good  faith and in a manner  that such  person  reasonably believed  to be in the best  interests  of the  Trust  and in the case of a criminal proceeding, had no reasonable cause to believe the conduct of such person was  unlawful.  For  purposes of this Section 2 and Section 3 below,
     (a) the  termination  of any proceeding by judgment,  order,  or settlement shall not of itself  create a  presumption  that the  person did not act in good faith or in a manner which the person reasonably believed to be in the best  interests  of the Trust or that the  person had  reasonable  cause to believe that the person's conduct was unlawful,  and (b) the termination of any  proceeding  by  conviction,  or a  plea  of  nolo  contendere  or  its equivalent, or an entry of an order of probation prior to judgment, creates a rebuttable presumption that the person did not act in good faith, or in a manner which the person reasonably  believed to be in the best interests of the Trust or that the  person  had  reasonable  cause to  believe  that the person's conduct was unlawful.

          Section 3. ACTIONS BY TRUST.  The Trust shall indemnify any person who was or is a party or is  threatened  to be made a party to any  threatened, pending  or  completed  action by or in the right of the Trust to procure a judgment  in its favor by  reason of the fact that the  person is or was an agent of the Trust,  against expenses  actually and reasonably  incurred by that person in connection  with the defense or settlement of that action if that  person  acted in good faith and in a manner  that  person  reasonably believed to be in the best interests of the Trust.

          Section 4. EXCLUSION OF INDEMNIFICATION. Notwithstanding any provision
     to  the   contrary   contained   herein,   there   shall  be  no  right  to
     indemnification for any liability arising by reason of willful misfeasance, bad  faith,  gross  negligence,  or the  reckless  disregard  of the duties involved in the conduct of the agent's office with the Trust.

         No indemnification shall be made under Sections 2 or 3 of this Article:

          (a) In respect of any claim,  issue or matter as to which that  person shall have been adjudged to be liable in the  performance  of that person's duty to the Trust,  unless  and only to the extent  that the court in which that action was brought shall  determine upon  application  that in view of all the  circumstances of the case, that person was not liable by reason of the disabling  conduct set forth in the  preceding  paragraph and is fairly and reasonably entitled to indemnity for the expenses which the court shall determine; or

          (b) In respect of any claim,  issue, or matter as to which that person shall have been  adjudged to be liable on the basis that  personal  benefit was improperly received by him, whether or not the benefit resulted from an action taken in the person's official capacity; or

          (c) Of amounts paid in settling or otherwise disposing of a threatened or pending action, with or without court approval,  or of expenses incurred in defending a threatened  or pending  action which is settled or otherwise disposed of without court approval,  unless the required approval set forth in Section 6 of this Article is obtained.

          Section 5. SUCCESSFUL DEFENSE BY AGENT. To the extent that an agent of the Trust has been  successful  on the merits in defense of any  proceeding referred to in Sections 2 or 3 of this  Article or in defense of any claim, issue or matter  therein,  before the court or other body  before  whom the proceeding  was brought,  the agent shall be indemnified  against  expenses actually  and  reasonably  incurred by the agent in  connection  therewith, provided  that  the  Board  of  Trustees,  including  a  majority  who  are disinterested, non-party trustees, also determines that based upon a review of the facts,  the agent was not liable by reason of the disabling  conduct referred to in Section 4 of this Article.

          Section 6. REQUIRED APPROVAL.  Except as provided in Section 5 of this
     Article, any indemnification  under this Article shall be made by the Trust
     only  if  authorized  in  the  specific  case  on  a   determination   that
     indemnification  of the agent is proper in the  circumstances  because  the agent has met the applicable standard of conduct set forth in Sections 2 or
     3 of this Article and is not prohibited from indemnification because of the disabling conduct set forth in Section 4 of this Article, by:

          (a) A majority vote of a quorum consisting of Independent Trustees who are not parties to the proceeding; or

          (b) A written opinion by an independent legal counsel.

          Section 7. ADVANCEMENT OF EXPENSES. Expenses incurred in defending any proceeding may be advanced by the Trust before the final disposition of the proceeding  on  receipt of an  undertaking  by or on behalf of the agent to repay the amount of the advance  unless it shall be  determined  ultimately that the agent is entitled to be indemnified as authorized in this Article, provided the agent provides a security for his  undertaking,  or a majority of a quorum of the  disinterested,  non-party  trustees,  or an independent legal  counsel in a written  opinion,  determine  that based on a review of readily  available  facts,  there is reason  to  believe  that  said  agent ultimately will be found entitled to indemnification.

          Section 8. OTHER CONTRACTUAL RIGHTS. Nothing contained in this Article shall  affect  any right to  indemnification  to which  persons  other than trustees  and  officers  of the  Trust  or any  subsidiary  thereof  may be entitled by contract or otherwise.

          Section 9. LIMITATIONS.  No  indemnification  or advance shall be made under this  Article  in any  circumstances  where it would be  inconsistent with:

          (a) A provision  of the  Declaration  of Trust,  a  resolution  of the
     shareholders,   or  an  agreement  which  prohibits  or  otherwise   limits
     indemnification  which was in effect at the time of accrual of the  alleged cause of action  asserted  in the  proceeding  in which the  expenses  were incurred or other amounts were paid; or

          (b)  Any  condition  expressly  imposed  by a  court  in  approving  a settlement.

          Section 10. INSURANCE. Upon and in the event of a determination by the
     Board of Trustees to purchase such  insurance,  the Trust shall be entitled to  purchase  and  maintain  insurance  on behalf of any agent of the Trust against  any  liability  asserted  against or incurred by the agent in such capacity or arising out of the agent's status as such.

          Section 11.  FIDUCIARIES OF EMPLOYEE  BENEFIT PLAN.  This Article does not apply to any  proceeding  against any  trustee,  investment  manager or other  fiduciary of an employee  benefit plan in that person's  capacity as such,  even though that person may also be an agent of the Trust as defined in Section 1 of this Article. Nothing contained in this Article shall limit any right to indemnification to which such a trustee,  investment  manager, or other  fiduciary may be entitled by contract or otherwise which shall be enforceable  to the  extent  permitted  by  applicable  law other than this
     Article.

                                   ARTICLE VII
                               RECORDS AND REPORTS

          Section 1.  MAINTENANCE  AND INSPECTION OF SHARE  REGISTER.  The Trust
     shall  keep at its  principal  executive  office  or at the  office  of its transfer  agent or registrar a record of its  shareholders,  providing  the names and addresses of all shareholders and the number,  series and classes of shares held by each shareholder.

          Section 2. MAINTENANCE AND INSPECTION OF BY-LAWS. The Trust shall keep at its principal  executive  office the original or a copy of these By-Laws as amended to date,  which shall be open to inspection by the  shareholders at all reasonable times during office hours.

          Section 3. MAINTENANCE AND INSPECTION OF OTHER RECORDS. The accounting books and records and minutes of  proceedings of the  shareholders  and the
     Board of Trustees and any  committee or committees of the Board of Trustees shall be kept at such place or places  designated  by the Board of Trustees or in the absence of such designation, at the principal executive office of the Trust.  The minutes and the accounting  books and records shall be kept either in written form or in any other form capable of being converted into written form. The minutes and accounting books and records shall be open to inspection upon the written demand of any shareholder or holder of a voting trust  certificate at any reasonable time during usual business hours for a purpose reasonably related to the holder's interests as a shareholder or as the holder of a voting trust  certificate.  The  inspection  may be made in person or by an agent or attorney.

          Section  4.  INSPECTION  BY  TRUSTEES.  Every  trustee  shall have the absolute right at any reasonable  time to inspect all books,  records,  and documents  of every kind and the  physical  properties  of the Trust.  This inspection  by a trustee  may be made in person or by an agent or  attorney and the right of inspection includes the right to copy and make extracts of documents.

                                  ARTICLE VIII
                                    DIVIDENDS

          Section 1.  DECLARATION  OF  DIVIDENDS.  Dividends  upon the shares of beneficial  interest  of the Trust may,  subject to the  provisions  of the
     Declaration  of Trust,  if any, be declared by the Board of Trustees at any regular or special  meeting,  pursuant to applicable law.  Dividends may be paid in cash, in property, or in shares of the Trust.

          Section 2.  RESERVES.  Before payment of any dividend there may be set aside out of any funds of the Trust  available  for  dividends  such sum or sums as the  Board of  Trustees  may,  from time to time,  in its  absolute discretion,  think proper as a reserve fund to meet  contingencies,  or for equalizing  dividends,  or for repairing or maintaining any property of the
     Trust,  or for such other purpose as the Board of Trustees shall deem to be in the best  interests of the Trust,  and the Board of Trustees may abolish any such reserve in the manner in which it was created.

                                   ARTICLE IX
                                 GENERAL MATTERS

          Section 1.  CHECKS,  DRAFTS,  EVIDENCE  OF  INDEBTEDNESS.  All checks, drafts,  or other orders for payment of money,  notes or other evidences of indebtedness  issued in the name of or payable to the Trust shall be signed or  endorsed  by such  person or persons and in such manner as from time to time shall be determined by resolution of the Board of Trustees.

          Section 2.  CONTRACTS  AND  INSTRUMENTS;  HOW  EXECUTED.  The Board of
     Trustees,  except as otherwise provided in these By-Laws, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Trust and this authority may be general or confined to specific instances;  and unless so authorized or  ratified  by the Board of  Trustees  or within the  agency  power of an officer,  no officer,  agent, or employee shall have any power or authority to bind the Trust by any contract or  engagement or to pledge its credit or to render it liable for any purpose or for any amount.

          Section 3.  CERTIFICATES  FOR SHARES.  As a matter of general  policy, certificates  for shares of beneficial  interest in any series of the Trust will not be issued.  Appropriate  officers of the Trust may  authorize  the issuance of  certificates in certain  limited  circumstances  determined by such officers to be  appropriate,  provided such shares are fully paid. All certificates  shall be signed in the name of the Trust by the  Chairperson, the  President  or vice  president  and by the  treasurer  or an  assistant treasurer  or the  secretary or any  assistant  secretary,  certifying  the number  of  shares  and  the  series  and  class  of  shares  owned  by the shareholders.  Any  or  all of the  signatures  on the  certificate  may be facsimile. In case any officer, transfer agent, or registrar who has signed or whose  facsimile  signature has been placed on a certificate  shall have ceased  to be such  officer,  transfer  agent,  or  registrar  before  such certificate  is issued,  it may be issued by the Trust with the same effect as if such person were an officer,  transfer agent or registrar at the date of  issue.  Notwithstanding  the  foregoing,  the Trust may adopt and use a system of issuance, recordation and transfer of its shares by electronic or other means.

          Section 4. LOST CERTIFICATES. Except as provided in this Section 4, as a matter of general policy,  no new certificates for shares shall be issued to replace an old certificate. In the event a new certificate is authorized to be issued to replace an old certificate,  the latter must be surrendered to the Trust and cancelled at the same time. In case any share  certificate or  certificate  for any other security is lost,  stolen or destroyed,  the appropriate  officers  of  the  Trust  may  authorize  the  issuance  of  a replacement  certificate  on such  terms  and  conditions  as the  Board of
     Trustees or such  appropriate  officers may require,  including a provision for  indemnification  of the  Trust  secured  by a bond or  other  adequate security sufficient to protect the Trust against any claim that may be made against it,  including  any expense or  liability on account of the alleged loss,  theft,  or  destruction  of the  certificate  or the issuance of the replacement certificate.

          Section 5.  REPRESENTATION  OF SHARES OF OTHER ENTITIES HELD BY TRUST.
     The  Chairperson,  the President or any vice  president or any other person authorized  by  resolution  of  the  Board  of  Trustees  or by  any of the foregoing designated officers, is authorized to vote or represent on behalf of the Trust any and all shares of any corporation,  partnership, trust, or other entity,  foreign or domestic,  standing in the name of the Trust. The authority granted may be exercised in person or by a proxy duly executed by such designated person.

          Section  6.  TRANSFER  OF  SHARES.   Shares  of  the  Trust  shall  be
     transferable  only on the record  books of the Trust by the Person in whose name such Shares are registered,  or by his or her duly authorized attorney or  representative.  In all cases of transfer by an  attorney-in-fact,  the original  power of attorney,  or an official  copy thereof duly  certified, shall be deposited and remain with the Trust,  its transfer  agent or other duly authorized  agent. In case of transfers by executors,  administrators, guardians or other legal  representatives,  duly authenticated  evidence of their authority shall be produced,  and may be required to be deposited and remain with the Trust,  its transfer agent or other duly authorized  agent.
     No transfer  shall be made unless and until the  certificate  issued to the transferor,  if any, shall be delivered to the Trust, its transfer agent or other duly authorized agent, properly endorsed.

          Section 7. HOLDERS OF RECORD. The Trust shall be entitled to treat the holder  of  record  of any  share  or  shares  as the  owner  thereof  and, accordingly,  shall not be bound to recognize  any equitable or other claim to or  interest  in such  share or shares on the part of any other  person, whether or not the Trust shall have express or other notice thereof.

          Section 8. FISCAL  YEAR.  The fiscal year of the Trust and each series thereof shall be fixed by resolution of the Board of Trustees and,  subject to applicable  law or  regulation,  may be re-fixed or changed from time to time by resolution  of the Board of Trustees.  The fiscal year of the Trust shall be the taxable year of each series of the Trust.

                                    ARTICLE X
                                   AMENDMENTS

          Section 1. AMENDMENT.  These By-laws may be restated and/or amended at any time,  without the approval of the  shareholders,  by an  instrument in writing  signed by, or a  resolution  of, a  majority  of the then Board of
     Trustees.